                                                                  EXHIBIT 99.8








                              AMENDED AND RESTATED
                    MASTER GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                             KEY ENERGY GROUP, INC.


                         and certain of its Subsidiaries


                                   in favor of


                            NORWEST BANK TEXAS, N.A.,
                               as Collateral Agent


                            Dated as of June 6, 1997,
               as amended and restated through September 14, 1998

                                TABLE OF CONTENTS

                                                                             Page

SECTION 1.  DEFINED TERMS.....................................................  2
     1.1  Definitions.........................................................  2
     1.2  Other Definitional Provisions.......................................  8

SECTION 2.  GUARANTEE.........................................................  9
     2.1  Guarantee...........................................................  9
     2.2  Right of Contribution............................................... 10
     2.3  No Subrogation...................................................... 10
     2.4  Amendments, etc. with respect to the Guaranteed Obligations......... 10
     2.5  Guarantee Absolute and Unconditional................................ 11
     2.6  Reinstatement....................................................... 12
     2.7  Payments............................................................ 12

SECTION 3.  GRANT OF SECURITY INTEREST........................................ 13

SECTION 4.  REPRESENTATIONS AND WARRANTIES.................................... 13
     4.1  Representations in Credit Agreement................................. 14
     4.2  Title; No Other Liens............................................... 14
     4.3  Perfected First Priority Liens...................................... 14
     4.4  Chief Executive Office, Etc......................................... 14
     4.5  Inventory and Equipment............................................. 15
     4.6  Farm Products....................................................... 15
     4.7  Investment Property................................................. 15
     4.8  Receivables......................................................... 15
     4.9  Intellectual Property............................................... 15
     4.10  Vehicles........................................................... 16

SECTION 5.  COVENANTS......................................................... 16
     5.1  Covenants in Credit Agreement....................................... 16
     5.2  Delivery of Instruments and Chattel Paper........................... 16
     5.3  Maintenance of Insurance............................................ 16
     5.4  Payment of Obligations.............................................. 17
     5.5  Maintenance of Perfected Security Interest; Further Documentation... 17
     5.6  Changes in Locations, Name, etc..................................... 17
     5.7  Notices............................................................. 18
     5.8  Investment Property................................................. 18
     5.9  Receivables......................................................... 19
     5.10  Intellectual Property.............................................. 19
     5.11  Vehicles........................................................... 21

SECTION 6.  REMEDIAL PROVISIONS............................................... 21
     6.1  Certain Matters Relating to Receivables............................. 22
     6.2  Communications with Obligors; Grantors Remain Liable................ 22
     6.3  Pledged Stock....................................................... 23
     6.4  Proceeds to be Turned Over To Collateral Agent...................... 24
     6.5  Application of Proceeds............................................. 24
     6.6  Code and Other Remedies............................................. 24

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
                                                                              Page

     6.7  Private Sales....................................................... 25
     6.8  Waiver; Deficiency.................................................. 26

SECTION 7.  THE COLLATERAL AGENT.............................................. 26
     7.1  Collateral Agent's Appointment as Attorney-in-Fact, etc............. 26
     7.2  Duty of Collateral Agent............................................ 28
     7.3  Execution of Financing Statements................................... 28
     7.4  Authority of Collateral Agent....................................... 28

SECTION 8.  MISCELLANEOUS..................................................... 29
     8.1  Amendments in Writing............................................... 29
     8.2  Notices............................................................. 29
     8.3  No Waiver by Course of Conduct; Cumulative Remedies................. 29
     8.4  Enforcement Expenses; Indemnification............................... 29
     8.5  Successors and Assigns.............................................. 30
     8.6  Set-Off............................................................. 30
     8.7  Counterparts........................................................ 31
     8.8  Severability........................................................ 31
     8.9  Section Headings.................................................... 31
     8.10  Integration........................................................ 31
     8.11  GOVERNING LAW...................................................... 31
     8.12  Submission To Jurisdiction; Waivers................................ 31
     8.13  Acknowledgements................................................... 32
     8.14  WAIVER OF JURY TRIAL............................................... 32
     8.15  Additional Grantors................................................ 32
     8.16  Releases........................................................... 32
     8.17  Interim Lenders/Holders Rights..................................... 33

SCHEDULES

1        Notice Addresses of Grantors
2        Description of Investment Property
3        Filings and Other Actions Required to Perfect Security Interests
4        Location of Jurisdiction of Organization and Chief Executive Office
5        Location of Inventory and Equipment
6        [Reserved]
7        [Reserved]
8        Vehicles



ANNEXES

1        Form of Assumption Agreement

         AMENDED AND RESTATED MASTER GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 6, 1997, as amended and restated through September 14, 1998, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, individually a "Grantor" and collectively, the "Grantors"), in favor of (i) NORWEST BANK TEXAS, N.A., as collateral agent (in such capacity, the "Lender Collateral Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of June 6, 1997, as amended and restated through September 14, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among KEY ENERGY GROUP, INC. (the "Borrower"), the Lenders, PNC BANK NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent"); the Lender Collateral Agent and PNC CAPITAL MARKETS, INC., as Arranger (the "Lender Arranger"; together with the Lenders, the Administrative Agent, the "Lender Creditors"), (ii) from the Closing Date until the Merger Date, NORWEST BANK TEXAS, N.A. as collateral agent (in such capacity, the "Interim Lender Collateral Agent") for the banks and other financial institutions (the "Interim Lenders") from time to time parties to the Bridge Loan Agreement dated as of the date hereof (the "Interim Loan Agreement") among the Borrower, the Interim Lenders, Lehman Commercial Paper, Inc., as administrative agent thereunder (the "Interim Lender Agent") and Lehman Brothers Inc., as arranger (the "Interim Loan Arranger"; together with the Interim Lenders and the Interim Lender Agent, the "Interim Lender Creditors") and (iii) on and after the Merger Date, NORWEST BANK TEXAS, N.A. as collateral agent (in such capacity, the "Holder Collateral Agent") for the holders of the 9-3/8% Senior Notes due 2007 (the "Holders") issued pursuant to the Indenture (the "Dawson Indenture") dated as of February 20, 1997 among Dawson Production Services, Inc. ("Dawson"), certain of its subsidiaries and U.S. Trust Company of Texas N.A., as trustee (in such capacity, the "Dawson Trustee"; together with the Holders, the "Holder Creditors").


                              W I T N E S S E T H :


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, pursuant to the Interim Loan Agreement, the Interim Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, on the Merger Date (as defined in the Credit Agreement) the Borrower shall become the primary obligor under the Dawson Indenture (as successor by merger to Dawson):

         WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

         WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and the Interim Loan Agreement and from the Merger; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders and

Interim Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and the Interim Loan Agreement that the Grantors shall have executed and delivered this Agreement;

         WHEREAS, the Dawson Indenture contains provisions the effect of which is to require that upon the occurrence of the Merger the Dawson 9-3/8% Notes (as defined in the Credit Agreement) be equally and ratably secured by the Collateral (as defined herein);

         NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Interim Lenders to enter into the Credit Agreement and the Interim Loan Agreement, as the case may be, and to make their respective extensions of credit to the Borrower thereunder and in order to satisfy the requirements of the Dawson Indenture, each Grantor hereby agrees with the Collateral Agent (as hereinafter defined), for the equal and ratable benefit of the Creditors as provided for herein, as follows:


                            SECTION 1. DEFINED TERMS

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Documents, Farm Products, Instruments and Inventory.

         (b) The following terms shall have the following meanings:

         "Applicable Default or Event of Default": any Default or Event of Default and, until the Merger Date, any Default or Event of Default as defined in the Interim Loan Agreement.

         "Applicable Event of Default": any Event of Default and until the Merger Date any Event of Default as defined in the Interim Loan Agreement.

         "Agreement": this Amended and Restated Master Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrower Obligations": the collective reference to (i) Lender Loan Obligations, (ii) until the Merger Date, the Interim Lender Loan Obligations and
(iii) commencing on the Merger Date, the Holder Note Obligations.

         "Collateral": as defined in Section 3.

         "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

         "Collateral Agent": subject to Section 1.2(d), the collective reference to the Lender Collateral Agent, the Interim Lender Collateral Agent and the Holder Collateral Agent.

         "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

         "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

         "Creditors": the collective reference to (i) the Lender Creditors, (ii) until the Merger Date, the Interim Lender Creditors and (iii) commencing on the Merger Date and until the Holder Termination Date, the Holder Creditors.

         "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

         "Equipment": all "equipment" as such term is defined in Section 9-109 of the Uniform Commercial Code in effect in the State of New York on the date hereof, excluding any Vehicles and Excluded Vehicles covered by a certificate of title issued by any State.

         "Excluded Assets": any assets of the type specified in Sections 3(a) through 3(l) now owned or hereafter acquired by any Grantor or in which any Grantor has or at any time in the future may acquire any right, title or interest and which is, but only so long as the same is, subject to any Lien (x) in existence on the date hereof listed on Schedule 7.3 of the Credit Agreement or, (y) permitted under clauses (f), (i) and (j) of Section 7.3 of the Credit Agreement, which, in the case of either (x) or (y) prohibits the granting of a Lien to the Collateral Agent (unless an appropriate consent of the lienholder thereof has been obtained).

         "Excluded Vehicles": all trucks, trailers, construction and earth moving equipment, drilling rigs, well service rigs and workover rigs covered by a certificate of title issued by any State and having a fair market value of less than $50,000 each.

         "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

         "Guaranteed Obligations": the collective reference to (i) the Lender
Loan

Obligations and (ii) until the Merger Date, the Interim Lender Loan Obligations.

         "Guarantors": the collective reference to each Grantor other than the Borrower.

         "Hedge Agreements": as to any Person, all foreign exchange transactions, and commodity, currency and interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in hydrocarbon prices, interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Holder Guarantee Obligations": with respect to any Subsidiary of the Borrower that is a guarantor under the Dawson Indenture (at the time of the Merger and after giving effect thereto), (i) the Holder Note Obligations and
(ii) all obligations and liabilities of such Subsidiary as a guarantor which may arise under or in connection with the Dawson Indenture or the Dawson 9-3/8% Notes, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Dawson Trustee, the Collateral Agent or to the Holders that are required to be paid by such Subsidiary pursuant to the terms of the Dawson Indenture or the Dawson 9-3/8% Notes).

         "Holder Obligations": the collective reference to the Holder Guarantee Obligations and the Holder Note Obligations.

         "Holder Note Obligations": the collective reference to the unpaid principal of and interest on the Dawson 9-3/8% Notes and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Dawson 9-3/8% Notes after the maturity of the Dawson 9-3/8% Notes and interest accruing at the then applicable rate provided in the Dawson 9-3/8% Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Dawson Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Dawson 9-3/8% Notes, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Dawson Trustee, the Collateral Agent or to the Holders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

         "Holders": as defined in the preamble hereto.

         "Holder Termination Date": as defined in Section 8.17(a).

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

         "Interim Lenders": as defined in the preamble hereto.

         "Interim Lender Guarantee Obligations": with respect to any Guarantor, the collective reference to (i) the Interim Lender Loan Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Interim Loan Document, whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Interim Lender Agent, the Collateral Agent, the Interim Lender Arranger or the Interim Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement).

         "Interim Lender Loan Obligations": the collective reference to the unpaid principal of and interest on the Interim Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Interim Loan Agreement after the maturity of the Interim Loans and interest accruing at the then applicable rate provided in the Interim Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Interim Lender Agent, the Collateral Agent, the Interim Lender Arranger or any Interim Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Interim Loan Agreement, this Agreement or any other Interim Loan Document, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Interim Lender Agent, the Collateral Agent, the Interim Lender Arranger or the Interim Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

         "Interim Lender Obligations": the collective reference to the Interim Lender Guarantee Obligations and the Interim Lender Loan Obligations.

         "Interim Loan Documents": the "Loan Documents" as defined in the Interim Loan Agreement.

         "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

         "Issuers": the collective reference to each issuer of any Investment Property.

         "Lender Guarantee Obligations": with respect to any Guarantor, the collective reference to (i) the Lender Loan Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent, the Lender Arranger or the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

         "Lender Loan Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement

Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, the Collateral Agent, the Lender Arranger or any Lender (or any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents or any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Lender (or, in the case of any Hedge Agreement, any Affiliate of any Lender) in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

         "Lender Obligations": the collective reference to the Lender Guarantee Obligations and the Lender Loan Obligations.

         "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

         "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its (A) Lender Guarantee Obligations, (B) until the Merger Date, Interim Lender Guarantee Obligations and
(C) commencing on the Merger Date and until the Holder Termination Date, Holder Guarantee Obligations.

         "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.

         "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

         "Pledged Notes": all promissory notes listed on Schedule 2, all other Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor in an amount in excess of $500,000 (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

         "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor after the date of this Agreement and while this Agreement is in effect which is required by the Credit Agreement to be pledged hereunder provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Investment

Property, collections thereon or distributions or payments with respect thereto.

         "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

         "Securities Act": the Securities Act of 1933, as amended.

         "State": any state of the United States of America.

         "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

         "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

         "Vehicles": (i) all trucks, trailers, construction and earth moving equipment, drilling rigs, well service rigs, workover rigs and other vehicles not covered by a certificate of title issued by any State, including without limitation any of the foregoing listed on Schedule 8, (ii) all trucks, trailers, construction and earth moving equipment, drilling rigs, well service rigs, workover rigs and other vehicles covered by a certificate of title issued by any State and having a fair market value in excess of $50,000 each, (iii) without duplication of the foregoing, all items listed on Schedule 8, (iv) any Excluded Vehicle for which the Collateral Agent has been named as a lienholder on its certificate of title and (v) all tires and other appurtenances to any of the foregoing.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

         (d) As used herein and in the Intercreditor Agreement and unless the context shall otherwise require (i) references to the term Collateral Agent prior to September 14, 1998 shall be deemed to be a reference only to the Lender Collateral Agent, (ii) references to the Collateral Agent from September 14, 1998 until the Merger Date shall be deemed to be collective references to the Lender Collateral Agent and the Interim Collateral Agent, (iii) references to the Collateral Agent from the Merger Date until the Holder Termination Date shall be deemed to be collective references to the Lender Collateral Agent and the Holder Collateral Agent and (iv) on and after the later to occur of the Merger Date and the Holder Termination Date, references to the Collateral Agent shall be deemed to be references to the Lender

Collateral Agent only, provided that (i) if for purposes of possession, perfection of liens or security interests, Requirements of Law, convenience or otherwise it is necessary or advisable that one of the Collateral Agents act or be designated to act on behalf of all Collateral Agents such Collateral Agent will be the Lender Collateral Agent who will act in such capacity not only on behalf of the Lender Creditors but also on behalf of, as bailee and/or agent, as appropriate, for the other Collateral Agents, the Interim Lender Creditors and the Holder Creditors, (ii) any designation of "Norwest Bank Texas, N.A., as Collateral Agent" will be deemed sufficient to identify Norwest Bank Texas, N.A. acting in its capacity as Lender Collateral Agent, Interim Lender Collateral Agent and Holder Collateral Agent and (iii) reference to the Collateral Agent in
Section 2 hereof and when used with respect to the guarantee provided for therein shall be deemed not to refer to the Holder Collateral Agent.


                              SECTION 2. GUARANTEE

         2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Lender Creditors and the Interim Lender Creditors, and to the Collateral Agent, for the equal and ratable benefit thereof, and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

         (b) Anything herein or in any other Loan Document or any Interim Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents and the Interim Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) and as provided in Section 8.17, the liability of each Guarantor with respect to the Interim Lender Guarantee Obligations shall terminate automatically, without any further action by any Person, on the occurrence of the Merger Date.

         (c) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent, any Lender or any Interim Lender hereunder.

         (d) Subject to Section 8.17 and subject to the limitations in Section 2.1(b), the guarantee contained in this Section 2 shall remain in full force and effect until all the Guaranteed Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized in a manner reasonably satisfactory to the Administrative Agent or backstopped by a letter of credit or other security arrangement in each case reasonably acceptable to the Administrative Agent) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Lender Loan Obligations.

         (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Lender Creditor, any Interim Lender Creditor or the Collateral Agent from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full in cash, no Letter of Credit shall be outstanding (other than as provided in Section 2.1(d)) and the Commitments are terminated.

         2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent, the Lender Creditors and the Interim Lender Creditors and each Guarantor shall remain liable to the Collateral Agent, the Lender Creditors and the Interim Lender Creditors, for the full amount guaranteed by such Guarantor hereunder.

         2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent, any Lender Creditor or any Interim Lender Creditor, as the case may be, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent, any Lender Creditor or any Interim Lender Creditor, as the case may be, against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent, any Lender Creditor or any Interim Lender Creditor as the case may be, for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent, the Lender Creditors and the Interim Lender Creditors by the Borrower on account of the Guaranteed Obligations are paid in full, no Letter of Credit shall be outstanding (other than as provided in Section 2.1(d)), and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full in cash, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Lender Creditors or Interim Lender Creditors, as the case may be, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in the order specified in Section 6.5.

         2.4 Amendments, etc. with respect to the Guaranteed Obligations. (a) Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Lender Loan Obligations made by the Collateral Agent or any Lender Creditor may be rescinded by the Collateral Agent or such Lender Creditor and any of the Lender Loan Obligations continued, and the Lender Loan Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Lender Creditor, as the case may be, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent, the Collateral Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time. Neither the Collateral Agent nor any Lender Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Lender Loan Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         (b) Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Interim Lender Loan Obligations made by the Collateral Agent or any Interim Lender Creditor may be rescinded by the Collateral Agent or such Interim Lender Creditor and any of the Interim Lender Loan Obligations continued, and the Interim Lender Loan Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Interim Lender Creditor, as the case may be, and the Interim Loan Agreement and the other Interim Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Interim Lender Agent, the Collateral Agent (or the Majority Interim Lenders as defined in the Interim Loan Agreement) or all Interim Lenders, as the case may be) may deem advisable from time to time. Neither the Collateral Agent nor any Interim Lender Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Interim Lender Loan Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         2.5 Guarantee Absolute and Unconditional. Each Guarantor waives (to the fullest extent permitted by law) any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Collateral Agent, any Lender Creditor or any Interim Lender Creditor upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent, the Lender Creditors or Interim Lender Creditors, as the case may be, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives (to the fullest extent permitted by law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that subject to the limitations in Section 2.1(b) the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, any other Loan Document, the Interim Loan Agreement, any other Interim Loan Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, any Lender Creditor or any Interim Lender Creditor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent, any Lender Creditor or any Interim Lender Creditor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent, any Lender Creditor or any Interim Lender Creditor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other

Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent, any Lender Creditor or any Interim Lender Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent, any Lender Creditor or any Interim Lender Creditor against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent, any Lender Creditor or any Interim Lender Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim (other than a defense of payment and performance in full of the Guaranteed Obligations) in Dollars at the office of the Collateral Agent located at [500 West Texas Avenue, Midland, Texas 79701].

                    SECTION 3. GRANT OF SECURITY INTEREST

         Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the equal and ratable benefit of (i) the Lender Creditors, (ii) until the Merger Date, the Interim Lender Creditors and (iii) effective on and after the Merger Date and until the Holder Termination Date, the Holder Creditors, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, but expressly excluding the Excluded Assets (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

                  (a)  all Accounts;

                  (b)  all Chattel Paper;

                  (c)  all Documents;

                  (d)  all Equipment;

                  (e)  all General Intangibles;

                  (f)  all Instruments;

                  (g)  all Intellectual Property;

                  (h)  all Inventory;

                  (i)  all Investment Property;

                  (j)  all Vehicles;

                  (k)  all books and records pertaining to the Collateral; and

                  (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

As provided in Section 8.17 the grant of such security interest as provided above in favor of (i) the Interim Lenders shall terminate on the Merger Date and
(ii) the Holders shall terminate on the Holder Termination Date.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and, to induce the Interim Lenders and Interim Lender Agent to enter into the Interim Loan Agreement and to induce the Lenders and the Interim Lenders, as the case may be, to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent, each Lender Creditor and each Interim Lender Creditor that:

         4.1 Representations in Credit Agreement. The representations and warranties of the Borrower set forth in Section 4 of the Credit Agreement and
Article III of the Interim Loan Agreement which are specifically made in respect of a particular Guarantor or in respect of the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Collateral Agent, each Lender and each Interim Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

         4.2 Title; No Other Liens. Except for the security interest granted to granted to the Collateral Agent for the ratable benefit of the Creditors pursuant to this Agreement and the other Liens permitted to exist on the Collateral by (i) prior to the Merger Date, both the Credit Agreement and the Interim Loan Agreement and (ii) thereafter the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except
(i) the financing statements that have been filed in favor of the Collateral Agent, for the ratable benefit of the Creditors pursuant to this Agreement and
(ii) those filed with respect to Liens permitted by (x) prior to the Merger Date, both the Credit Agreement and the Interim Loan Agreement and
(y) thereafter the Credit Agreement.

         4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Creditors (effective as of and until the time specified in Section 3) as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor, except as provided in ss.9-307 of the UCC in effect in the relevant jurisdiction, and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (1) unrecorded Liens permitted (i) prior to the Merger Date, by both the Credit Agreement and the Interim Loan Agreement and (ii) thereafter the Credit Agreement, which have priority over the Liens on the Collateral by operation of law and (2) Liens permitted to be incurred pursuant to (A) prior to the Merger Date, clauses (f), (i) and (j) of Section 7.3 of the Credit Agreement and clauses (f), (i) and (j) of Section 4.1 of the Interim Loan Agreement and (B) thereafter clause (f), (i) and (j) of Section 7.3 of the Credit Agreement.

         4.4 Chief Executive Office, Etc. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office, principal place of business and office where records concerning the Accounts of such Grantor are kept, or its sole place of business, are specified on Schedule 4.

         4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

         4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         4.7 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant issuer (except in the case of Servicios in which 63% is pledged on the date hereof and in which an additional 2% will be pledged in accordance with Section 6.14(b)(ii) of the Credit Agreement).

         (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable (except that no such representation is made as to Foreign Subsidiary Voting Stock).

         (c) To the knowledge of the Borrower's executive management, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and except as permitted by (i) prior to the Merger Date, both the Credit Agreement and the Interim Loan Agreement and (ii) thereafter the Credit Agreement.

         4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in an amount in excess of $500,000 (or in excess of $1,000,000 in the aggregate for all such Instruments and Chattel Paper) which has not been delivered to the Collateral Agent.

         (b) Receivables in respect of which the obligor is a Governmental Authority do not constitute more than 5% of the Receivables.

         (c) The amounts represented by such Grantor to the Creditors from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate to the best knowledge of such Grantor.

         4.9 Intellectual Property. The Borrower and its Subsidiaries have no material Intellectual Property on the date hereof.

         4.10 Vehicles. Schedule 8 is a substantially complete and correct list of all Vehicles having a fair market value in excess of $50,000 owned by such Grantor on the date hereof.


                              SECTION 5. COVENANTS

         Each Grantor covenants and agrees with the Collateral Agent, the Lenders and, until the Merger Date, the Interim Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

         5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Applicable Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

         5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, or Chattel Paper in an amount in excess of $500,000 (or in excess of $1,000,000 in the aggregate for all such Instruments and Chattel Paper), such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

         5.3 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be customary in the business in which such Grantor is engaged and (ii) insuring such Grantor, the Collateral Agent, the Lenders and, until the Merger Date, the Interim Lenders, against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be customary in the business in which such Grantor is engaged.

         (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be otherwise customary in the business in which the Borrower is engaged.

         (c) The Borrower shall deliver to the Collateral Agent, Administrative Agent and, until the Merger Date, the Interim Lender Agent, a report of a reputable insurance broker with respect to such insurance once in each calendar year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

         5.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon a material portion of the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to a material portion of the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         5.5 Maintenance of Perfected Security Interest; Further Documentation.
(a) Such Grantor shall take such steps as are reasonably requested by the Collateral Agent to maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3.

         (b) Such Grantor will furnish to the Collateral Agent, the Administrative Agent and, until the Merger Date, the Interim Lender Agent, from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

         (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

         5.6 Changes in Locations, Name, etc. Such Grantor will not, except upon written notice to the Collateral Agent and delivery (within 30 days thereafter) to the Collateral Agent of (a) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

              (i) permit any material portion of the Inventory or Equipment (other than Inventory or Equipment covered by a certificate of title or constituting mobile goods) to be kept at a location other than those listed on Schedule 5;

              (ii) change the location of its chief executive office, principal place of business or office where records concerning the Accounts are kept, or sole place of business from that referred to in Section 4.4 (except to another location specified on Schedule 4 with respect to such Grantor); or

              (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

         5.7 Notices. Such Grantor will advise the Collateral Agent, the Administrative Agent and, until the Merger Date, the Interim Lender Agent promptly, in reasonable detail, of:

         (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially and adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

         (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         5.8 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent (for the benefit of the Creditors) hold the same in trust for the Administrative Agent, until the Merger Date, the Interim Lender Agent, the Collateral Agent and the Creditors and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer (other than any amount which the Borrower would not be required to apply to prepay the Loans pursuant to Section 2.10(d) of the Credit Agreement) shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any such sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Creditors, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by (A) until the Merger Date, both the Credit Agreement and the Interim Loan Agreement) and (B) thereafter, the Credit Agreement, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted by (A) until the Merger Date, both the Credit Agreement and the Interim Loan Agreement and (B) thereafter, the Credit Agreement, or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

         (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

         5.9 Receivables. (a) Other than in the ordinary course of business consistent with its reasonable business practices, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

         (b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that collectively questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables of the Grantors taken as a whole.

         5.10 Intellectual Property. (a) Except to the extent such Grantor, in the exercise of its reasonable business judgment, may elect not to do so and where its failure to do so will not have a Material Adverse Effect, such Grantor (either itself or through licensees) will (i) use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such material Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such material Trademark, (iii) use such material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such material Trademark unless the Collateral Agent, for the ratable benefit of the Creditors, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such material Trademark may become invalidated or impaired in any way.

         (b) Except to the extent such Grantor, in the exercise of its reasonable business judgment, may elect not to do so and where its failure to do so will not have a Material Adverse Effect, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

         (c) Except to the extent such Grantor, in the exercise of its reasonable business judgment, may elect not to do so and where its failure to do so will have a Material Adverse Effect, such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

         (d) Except to the extent such Grantor, in the exercise of its reasonable business judgment, may elect not to do so and where its failure to do so will not have a Material Adverse Effect, such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

         (e) Except to the extent such Grantor, in the exercise of its reasonable business judgment, may elect not to do so and where its failure to do so will not have a Material Adverse Effect, such Grantor will notify the Collateral Agent, the Administrative Agent and, until the Merger Date, the Interim Lender Agent, immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

         (f) Except to the extent such Grantor, in the exercise of its reasonable business judgment, may elect not to do so and where its failure to do so will not have a Material Adverse Effect, whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Creditors' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

         (g) Except to the extent such Grantor, in the exercise of its reasonable business judgment, may elect not to do so and where its failure to do so will not have a Material Adverse Effect, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall, except to the extent such Grantor, in the exercise in its reasonable business judgment, may elect not to do so and where its failure to do so will not have a Material Adverse Effect, (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and
(ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

         5.11 Vehicles. (a) If a Grantor removes a Vehicle covered by a certificate of title from the State which has issued the certificate of title for such Vehicle with the intent of permanently relocating that Vehicle in a different State, such Grantor shall, (i) if the laws of such different State require that a certificate of title be issued for such Vehicle, within four months after such relocation, file all applications for certificates of title indicating the Collateral Agent's first priority security interest in such Vehicle, (ii) if the laws of such different State do not require a certificate of title for such Vehicle, file any financing statements required to continue the perfected first priority security interest of the Collateral Agent in such Vehicle and (iii) take all other actions required to continue the perfected first priority security interest of the Collateral Agent in such Vehicle, unless otherwise provided in the Credit Agreement.

         (b) Except as permitted by Section 6.9(b) of the Credit Agreement with respect to any Vehicles acquired by a Grantor subsequent to the date hereof, within 90 days after the date of acquisition thereof, all applications for certificates of title indicating the Collateral Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Collateral Agent shall deem advisable to perfect its security interests in the Vehicles, except as otherwise provided in the Credit Agreement.


                         SECTION 6. REMEDIAL PROVISIONS

         6.1 Certain Matters Relating to Receivables. (a) The Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent's request and at the expense of the applicable Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

         (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables; provided, however, the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Applicable Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Applicable Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Creditors only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Creditors, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) At the Collateral Agent's request, at any time during the continuance of an Applicable Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         6.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral

Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Applicable Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables.

         (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Applicable Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Creditors and that payments in respect thereof shall be made directly to the Collateral Agent.

         (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Creditor of any payment relating thereto, nor shall the Collateral Agent or any Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         6.3 Pledged Stock. (a) Unless an Applicable Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the applicable Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of
(i) until the Merger Date, the Credit Agreement, this Agreement, any other Loan Document, the Interim Loan Agreement or the Interim Loan Documents and (ii) thereafter the Credit Agreement, this Agreement or any other Loan Document.

         (b) If an Applicable Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the applicable Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the

Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Applicable Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

         6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Creditors specified in Section 6.1 with respect to payments of Receivables, if an Applicable Event of Default shall occur and be continuing and the Collateral Agent shall have given notice to the applicable Grantor, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent (for the benefit of the Creditors), segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Creditors) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

         6.5 Application of Proceeds. (a) So long as the Interim Lenders or the Holders are Creditors, proceeds of the Collateral shall be applied as provided in the Intercreditor Agreement and (b) thereafter at such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Lender Obligations in the following order:

         First, to pay incurred and unpaid fees and expenses of the Collateral Agent and the Administrative Agent under the Loan Documents;

         Second, (a) to the Administrative Agent, for application by it towards payment of the amounts then due and owing and remaining unpaid in respect of the Lender Obligations, pro rata among the Lenders according to the amount of the Lender Obligations then due and owing and remaining unpaid to the Lenders;

         Third, to the Administrative Agent, for application by it towards prepayment of the Lender Obligations, pro rata among the Lenders according to the amounts of the Lender Obligations then held by the Lenders; and

         Fourth, any balance of such Proceeds remaining after the Lender Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         6.6 Code and Other Remedies. If an Applicable Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Lender Creditor, the Collateral Agent, any Interim Lender Creditor (prior to the Merger Date only), or any Holder Creditor (from the Merger Date and until the Holder Termination Date only) shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Creditors hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with the Intercreditor Agreement so long as the Interim Lenders or the Holders are Creditors, and thereafter in the order set forth in Section 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Creditors arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         6.7 Private Sales. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Creditors, that the Collateral Agent and the Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

         6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Creditors to collect such deficiency.


                         SECTION 7. THE COLLATERAL AGENT

         7.1 Collateral Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

         (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

         (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Creditors' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

         (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

         (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
    (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Creditors' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

         (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans that are Revolving Credit Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

         (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         7.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral

Agent, any Creditor nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Creditors hereunder are solely to protect the Collateral Agent's and the Creditors' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Lender to exercise any such powers. The Collateral Agent and the Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

         7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Creditors, be governed by the Intercreditor Agreement until the Merger Date and thereafter, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Creditors with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                            SECTION 8. MISCELLANEOUS

         8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement and, prior to the Merger Date, Section 14.3 of the Interim Loan Agreement.

         8.2 Notices. So long as the Interim Lenders or the Holders are Creditors, all notices required and demand to or upon the Collateral Agent or any Grantor hereunder shall be as provided in the Intercreditor Agreement, and thereafter all notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section
10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

         8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Creditor shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Applicable Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Obligee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Creditor and the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and the Interim Lenders and of counsel to the Collateral Agent.

         (b) Each Guarantor agrees to pay, and to save the Collateral Agent and the Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each Guarantor agrees to pay, and to save the Collateral Agent and the Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

         (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement, the other Loan Documents, the Interim Loan Agreement and the Dawson 9-3/8% Notes.

         8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the Creditors and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

         8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent, the Interim Lender Agent, the Collateral Agent and each Creditor at any time and from time to time while an Applicable Event of Default pursuant to Section 8(a) of the Credit Agreement or pursuant to Section 7.1(a) of the Interim Loan Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Collateral Agent or such Creditor to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent, the Interim Lender Agent, the Collateral Agent or such Creditor may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent, the Interim Lender Agent, the Collateral Agent or such Creditor hereunder and claims of every nature and description of the Administrative Agent, the Interim Lender Agent, the Collateral Agent or such Creditor against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, the Interim Loan Agreement, the Dawson Indenture, any other Loan Document or otherwise, as the Administrative Agent, the Collateral Agent or such Creditor may elect, whether or not the Collateral Agent or any Creditor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Creditor shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent, the Interim Lender Agent, the Collateral Agent or such Creditor of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Interim Lender Agent, the Collateral Agent and each Creditor under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Interim Lender Agent, the Collateral Agent or such Creditor may have.

         8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8.10 Integration. This Agreement, the Interim Loan Agreement, the Dawson Indenture and the other Loan Documents and Interim Loan Documents represent the agreement of the Grantors, the Collateral Agent and the Creditors with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Creditor relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents or Interim Loan Documents, the Interim Loan Agreement or the Dawson Indenture, as the same may be supplemented from time to time in accordance with the terms thereof and the terms of the Credit Agreement.

         8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         8.13 Acknowledgements. Each Grantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Interim Loan Documents, and the other Loan Documents to which it is a party;

         (b) neither the Collateral Agent nor any Creditor has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Interim Loan Documents, the Dawson Indenture or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Creditors or among the Grantors and the Creditors.

         8.14 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         8.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement or, until the Merger Date, pursuant to Section 4.10 of the Interim Lender Agreement (including, without limitation, the Subsidiaries of Dawson upon consummation of the Merger) shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

         8.16 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Lender Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding and, if prior to the Merger Date, the Interim Lender Obligations have been paid in full, the Collateral shall be released from the

Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement and, prior to the Merger Date, the Interim Loan Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement and, if prior to the Merger Date, the Interim Loan Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the applicable Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and, if prior to the Merger Date, the Interim Loan Documents.

         8.17 Interim Lenders/Holders Rights. (a) Anything herein, or in any other Loan Document, or the Interim Loan Documents, or the Dawson Indenture to the contrary notwithstanding, upon the occurrence of the Merger Date and without the requirement of any further action to be taken hereunder, the Interim Lenders (including their successors and assigns) will no longer be entitled to the benefits of this Agreement (including without limitation, the guarantee under Section 2, the grant of security interest under Section 3 and the application of proceeds under Section 6.5) and all obligations of the Grantors in favor of the Interim Lenders (including their successors and assigns) and/or the Collateral Agent for the benefit of the Interim Lenders shall automatically be terminated and be of no force and effect and any Liens on the Collateral for the benefit of such Interim Lenders (including their successors and assigns) and/or the Collateral Agent or any other party for the benefit of the Interim Lenders (including their successors and assigns) will be automatically released solely as to the Interim Lenders (including their successors and assigns). Promptly after the occurrence of the Merger Date, the Interim Lender Collateral Agent shall (and is hereby authorized and directed by the Interim Lender Creditors to) execute such UCC-3 termination statements or take such other action as may be necessary to terminate and release the Liens provided for herein in favor of the Lender Collateral Agent for the benefit of the Interim Creditors. The Interim Lender Agent shall promptly after the occurrence of the Merger Date execute and deliver to the Collateral Agent such other documentation as may be reasonably requested by the Collateral Agent or the Borrower in connection with the foregoing termination and releases. On the occurrence of the Merger Date the holders of the Dawson 9-3/8% Notes will be automatically equally and ratably secured with the Collateral until the earliest to occur of (i) the Collateral being released by the Collateral Agent as provided in Section 8.16(a) or the payment in full of the Holder Obligations and (ii) at such time as the Holders shall waive the equal and ratable provisions under the Dawson Indenture with respect to the Collateral or the Dawson Notes is redeemed, defeased or otherwise prepaid in accordance with the terms of the Dawson Indenture and the terms of the Credit Agreement (such earliest date, the "Holder Termination Date"). Promptly after the occurrence of the Holder Termination Date, the Holder

Collateral Agent shall execute such UCC-3 termination statements or take such other action as may be necessary to terminate and release the Liens provided for herein in favor of the Holder Collateral Agent for the benefit of the Holders.

         (b) The rights granted to the Collateral Agent for the equal and ratable benefit, effective on and after the Merger Date, of the Holder Creditors, are solely derivative rights, and such rights exist and continue only to the extent, and for so long as, the Lender Collateral Agent for benefit of the Lenders, has any security interest, right, title or interest in the Collateral. In the event that this Agreement is terminated in accordance with its terms, the rights granted to the Collateral Agent for the equal and ratable benefit, effective on and after the Merger Date, of the Holder Creditors, will be automatically terminated without any further action.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                              KEY ENERGY GROUP, INC.

                              By:  /s/ Stephen E. McGregor
                                 ----------------------------------
                                   Title:  Executive Vice President

                              YALE E. KEY, INC.
                              KEY ENERGY DRILLING, INC.
                              WELLTECH EASTERN, INC.
                              ODESSA EXPLORATION INCORPORATED
                              KALKASKA OILFIELD SERVICES, INC.
                              WELL-CO OIL SERVICE, INC.
                              PATRICK WELL SERVICE, INC.
                              MOSLEY WELL SERVICE, INC.
                              RAM OIL WELL SERVICE, INC.
                              ROWLAND TRUCKING CO., INC.
                              LANDMARK FISHING & RENTAL, INC.
                              DUNBAR WELL SERVICE, INC.
                              FRONTIER WELL SERVICE, INC.
                              KEY ROCKY MOUNTAIN, INC.
                              KEY FOUR CORNERS, INC.
                              JETER SERVICE CO.
                              JETER WELL SERVICE, INC.
                              JETER TRANSPORTATION, INC.
                              INDUSTRIAL OILFIELD SUPPLY, INC.
                              BROOKS WELL SERVICING, INC.
                              UPDIKE BROTHERS, INC.
                              J.W. GIBSON WELL SERVICE COMPANY
                              KEY ENERGY SERVICES -
                                 SOUTH TEXAS, INC.
                              MIDLAND ACQUISITION CORP.
                              WATSON OILFIELD SERVICE &
                                 SUPPLY, INC.
                              WELLTECH MID-CONTINENT, INC.


                              By:  /s/ Stephen E. McGregor
                                 ----------------------------------
                                   Title:  Vice President
                                           of all the foregoing companies

                              NORWEST BANK TEXAS, N.A.,
                                as Lender Collateral Agent


                              By:  /s/ Mark D. McKinney
                                 ---------------------------------
                                  Title:  Senior Vice President


                              NORWEST BANK TEXAS, N.A.,
                                as Interim Lender Collateral Agent


                              By:  /s/ Mark D. McKinney
                                 ---------------------------------
                                   Title:  Senior Vice President


                              NORWEST BANK TEXAS, N.A.,
                                as Holder Collateral Agent


                              By:  /s/ Mark D. McKinney
                                 ---------------------------------
                                  Title:  Senior Vice President

                                                                      Annex 1 to
                                       Master Guarantee and Collateral Agreement

                          FORM OF ASSUMPTION AGREEMENT

         ASSUMPTION AGREEMENT, dated as of ________________, ____, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of NORWEST BANK TEXAS, N.A., as collateral agent (in such capacity, the "Collateral Agent") for the Creditors (as defined in the Amended and Restated Master Guarantee and Collateral Agreement, dated as of June 6, 1997, as amended and restated through September 14, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement referred to below.

                              W I T N E S S E T H :

         WHEREAS, Key Energy Group, Inc. (the "Borrower"), the Lenders, the Administrative Agent, the Collateral Agent and the Arrangers, have entered into an Amended and Restated Credit Agreement, dated as of June 6, 1997, as amended and restated through September 14, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement in favor of the Collateral Agent:

         WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

         WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

         NOW, THEREFORE, IT IS AGREED:

         1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________(1) to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants -------- 1 Refer to each Schedule which needs to be supplemented. that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE

----------------------------------------------------------
(1)  Refer to each Schedule which needs to be supplemented.

LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                              [ADDITIONAL GRANTOR]


                              By: _______________________________
                                  Title:

                         ACKNOWLEDGMENT AND CONSENT(2)


            The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Guarantee and Collateral Agreement dated as of (the "Agreement"), made by the Grantors parties thereto for the benefit of Norwest Bank Texas, N.A., as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Creditors as follows:

            1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

            2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

            3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

                                            [NAME OF ISSUER]


                                            By
                                              ----------------------------------
                                              Name:
                                              Title:


                                            Address for Notices:


                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------

                                            Fax:

----------------------

            (2) This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.